Exhibit 99.1

Histon Sweet Spreads and Jellies Business

Combined Financial Statements

As of and for the year ended 31 December 2011
and as of 30 June 2012 and for the six months ended 30 June 2012 and 2011

Histon Sweet Spreads and Jellies Business
Combined Financial Statements as of and for the year ended 31 December 2011 and as of 30 June 2012 and for the six months ended 30 June 2012 and 2011

CONTENTS
Page
Report of Independent Auditors	1
Combined Statements of Net Revenue and Direct Operating Expenses	2
Combined Statements of Assets Acquired	3
Notes to the Combined Financial Statements	4-10

Report of Independent Auditors

To the Directors of The Hain Celestial Group, Inc.:

We have audited the accompanying Combined Statement of Assets Acquired of the Histon Sweet Spreads and Jellies Business (the "Spreads Business") as of 31 December 2011, the related Combined Statement of Net Revenue and Direct Operating Expenses for the year ended 31 December 2011 and associated footnotes (collectively referred to as the "Combined Financial Statements"). The Combined Financial Statements are the responsibility of The Hain Celestial Group, Inc.’s management. Our responsibility is to express an opinion on the Combined Financial Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Financial Statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Financial Statements presentation. We believe that our audit provides a reasonable basis for our opinion.

The Combined Financial Statements were prepared to present the assets acquired of the Spreads Business and the net revenue and direct operating expenses pursuant to the basis of preparation described in Note 2 of the Combined Financial Statements, and are not intended to be a complete presentation of the Spreads Business’ financial position, operating results or cash flows.

In our opinion, the Combined Financial Statements referred to above present fairly, in all material respects, the assets acquired of the Spreads Business as of 31 December 2011 and the Spreads Business’ net revenue and direct operating expenses for the year ended 31 December 2011 in conformity with the basis of preparation described in Note 2.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
10 January 2013

Histon Sweet Spreads and Jellies Business
Combined Statements of Net Revenue and Direct Operating Expenses

		Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
		£m	£m	£m
		(unaudited)	(unaudited)
	Note
Net Revenue		73.4	77.6	151.0
Cost of Sales		(54.1)	(56.4)	(108.4)
Gross profit		19.3	21.2	42.6
Selling, general and administration expenses	3	(7.0)	(6.2)	(12.1)
Amortisation	5	(1.9)	(1.9)	(3.8)
Excess of net revenue over direct operating expenses		10.4	13.1	26.7

The accompanying notes on pages 4 to 10 are an integral part of these Combined Financial Statements.

Histon Sweet Spreads and Jellies Business
Combined Statements of Assets Acquired

		As of 30 June 2012	As of 31 December 2011
		£m	£m
		(unaudited)
	Note
Non current assets
Tangible fixed assets	4	32.6	30.5
Intangible assets	5	29.4	31.3
Total non-current assets		62.0	61.8

Current assets
Inventories	6	16.3	15.8
Total current assets		16.3	15.8

Assets acquired		78.3	77.6

The accompanying notes on pages 4 to 10 are an integral part of these Combined Financial Statements.

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements
As of and for the year ended 31 December 2011 and as of 30 June 2012 and for the six months ended 30 June 2012 and 2011

1.	Background

Premier Foods plc (“Premier”) operates in two key sectors; ambient foods and bread. The Histon Sweet Spreads and Jellies Business (the “Spreads Business”) based in Histon, Cambridgeshire, operates as part of the ambient foods sector.

During 2012, Premier identified certain non-core brands that it intended to divest as Premier focuses its business around a portfolio of other core brands.

The Combined Statements of Assets Acquired and Combined Statements of Net Revenue and Direct Operating Expenses including the accompanying notes (collectively referred to as the “Combined Financial Statements”) were prepared to present the assets acquired pursuant to the Sale and Purchase Agreement (the “Agreement”) between Premier and The Hain Celestial Group, Inc. (the “Purchaser”) dated 22 August 2012 and the related net revenue and direct operating expenses. Control of the Spreads Business passed from Premier to the Purchaser on 27 October 2012. The Spreads Business acquired by the Purchaser included a manufacturing and warehousing site, including the on-site equipment and machinery, all finished goods, raw materials, and engineering stock, intellectual property rights, all related "know-how" and "business as usual" contracts (for example, customer, supplier, and license agreements relating exclusively to the Spreads Business). Additionally, the manufacturing employees and on-site management team (which represents approximately 400 employees) transferred to the Purchaser.

2. Basis of preparation and accounting policies

Prior to the acquisition by the Purchaser, the Spreads Business and related assets acquired were not within separate legal entities and historically Premier had not maintained separate records for the Spreads Business. The Combined Financial Statements have been derived from the consolidated financial statements and the underlying accounting records of Premier. The accounting policies herein are reflective of those used for the historical Premier consolidated financial statements unless stated otherwise.

The basis of preparation describes how the Combined Financial Statements have been prepared in conformity with International Accounting Standards (“IAS”) and International Financial Reporting Standards (“IFRS”) and related interpretations, as issued by the International Accounting Standards Board (“IASB”), as applicable to the items included in these Combined Financial Statements and in effect as of 30 June 2012. These Combined Financial Statements are not intended to be a complete presentation of assets, revenues and expenses of the Spreads Business. The Combined Financial Statements are not indicative of the financial condition or results of operations of the Spreads Business going forward due to the acquisition effected on 27 October 2012 and resultant change in ownership.

The Combined Statements of Assets Acquired have been prepared on a basis which includes only those assets which are directly attributable to the Spreads Business and are identified in the Agreement as being transferred to the Purchaser. No liabilities, contingent or otherwise are being assumed by the Purchaser. The Combined Statements of Net Revenue and Direct Operating Expenses include revenue and direct operating expenses that are directly attributable to the Spreads Business and certain allocations of other direct expenses incurred by Premier but attributable to the Spreads Business as discussed below. Other indirect costs such as, but not limited to, supply chain management, information technology, finance, legal, human resources and benefit support services are not included in these financial statements as these services were centrally provided by Premier and were not tracked or monitored in a manner that would enable a meaningful allocation of these overhead costs.

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

Premier maintains all debt and notes payable on a consolidated basis to fund and manage operations; accordingly, debt and related interest expense were not allocated to the Spreads Business. Premier also maintains its tax functions on a consolidated basis; accordingly, tax expense was not allocated to the Spreads Business.

As Premier has not historically maintained separate financial records for the Spreads Business, it is impracticable for Premier to identify all operating or financing cash flows associated with the Spreads Business. There were no acquisitions or disposals of intangible assets during the year ended 31 December 2011 or for the six months ended 30 June 2012. Additions to property, plant and equipment (“PPE”) in the year ended 31 December 2011 totaled £2.3m and £4.1m and £1.4m for the six months ended 30 June 2012 and 2011, respectively.

Accounting convention

The Combined Financial Statements have been prepared using the historical cost convention.

Data has been derived from underlying accounting records of Premier without adjustment, including gross sales, discounts on invoices and other discounts.

Revenue

Revenue comprises the invoiced value for the sale of goods net of sales rebates, discounts, value added tax and other taxes directly attributable to this external revenue. Revenue is recognised when the outcome of a transaction can be measured reliably and when it is probable that the economic benefits associated with the transaction will flow to the Spreads Business. These combined financial statements exclude revenues that result from the sale of goods by the Spreads Business to other businesses of Premier. Revenue is recognised on the following basis:

(i) Sale of goods

Sales of goods are recognised as revenue on transfer of the risks and rewards of ownership, which generally coincides with the time when the merchandise is delivered to customers and title passes.

(ii) Sales rebates and discounts
Sales rebates and discount reserves are established at the time of sale based on management's best estimate of the amounts necessary to meet claims by Premier's customers in respect of these rebates and discounts. A provision is made at the time of sale and released, if unutilised, after assessment that the likelihood of such a claim being made has become remote.

The top four customers accounted for 24%, 13%, 11% and 11% of revenue for the year ended 31 December 2011. No other customer individually accounted for more than 5% of revenue for the year ended 31 December 2011.

Cost of sales

Data has been derived from the underlying accounting records of Premier at actual cost for both products sourced from Premier and its affiliates and products sourced externally.

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

Selling, general and administration expense

Direct expenses for consumer marketing have been derived from the underlying accounting records of Premier.

Intangible assets and impairment

(i) Acquired intangible assets

Acquired trademarks, brands, customer relationships, licences, recipes and similar assets that are controlled through custody or legal rights and that could be sold separately from the rest of the Spreads Business are capitalised, where fair value can be reliably measured. All of these assets are considered to have finite lives and are amortised on a straight-line basis over their estimated useful economic lives that range from 20 to 40 years.

Intangible assets included in the Combined Financial Statements are specific to the Spreads Business and do not therefore include any allocated balances.

(ii) Impairment

The carrying value of intangible assets are reviewed at least annually to determine whether there is an indication of impairment. Where such indication exists, the recoverable amount is estimated based on the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows, adjusted for the risks specific to each asset, are discounted to their present value using a discount rate that reflects current market assessment of the time value of money and the general risks affecting the food manufacturing industry.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash flows of other assets.

There were no impairment losses recognised during the year ended 31 December 2011 and the six months ended 30 June 2012.

Inventories

Inventory is valued at the lower of cost and net realisable value. Where appropriate, cost includes production and other attributable overhead expenses. Cost is calculated on a first-in, first-out basis by reference to the invoiced value of supplies and attributable costs of bringing the inventory to its present location and condition. Net realisable value is the estimated selling price in the ordinary course of business less estimated costs of completion and the estimated costs necessary to make the sale.

All inventories are reduced to net realisable value where the estimated selling price is lower than cost.

Provision is made for slow moving, obsolete and defective inventory where appropriate.

Tangible assets

PPE is recorded at cost. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Subsequent expenditure is added to the carrying value of the asset when it is probable that incremental future economic benefits will transfer to Premier. All other subsequent expenditure is expensed in the period it is incurred.

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

Differences between the cost of each item of PPE and its residual value are depreciated over the estimated useful life of the asset using the straight-line method. Reviews of the estimated remaining useful lives and residual values of individual productive assets are performed annually, taking account of commercial and technological obsolescence as well as normal wear and tear. Freehold land is not depreciated. The useful economic lives of owned assets range from 20 to 50 years for buildings, and 3 to 35 years for vehicles, plant and equipment.

All items of PPE are reviewed for impairment when there are indications that the carrying value may not be fully recoverable. There were no impairments recognised during the year ended 31 December 2011 and the six months ended 30 June 2012.

Key accounting judgements and estimates

In preparing the Combined Financial Statements management is required to make estimates and assumptions that affect the amounts of assets, revenue and expenses reported in the Combined Financial Statements. Actual amounts and results could differ from those estimates. The following are considered to be the key accounting judgements and estimates made:

Intangible assets

Impairment reviews in respect of intangible assets are performed when an event indicates that an impairment review is necessary. The recoverable amounts of cash-generating units (“CGUs”) are determined based on the higher of realisable value and value in use calculations. These calculations require the use of estimates.

Acquired brands and customer relationships are considered to have finite lives that range from 20 to 40 years. The determination of the useful lives takes into account certain quantitative factors such as sales expectations and growth prospects, and also many qualitative factors such as history and heritage, and market positioning, hence the determination of useful lives are subject to estimates and judgement.

Implementation of new accounting standards

The Combined Financial Statements have been prepared on the basis of IFRS standards in effect as of 30 June 2012. Recently issued IFRS standards to be adopted subsequent to 30 June 2012 are not expected to have a material impact on the financial condition or results of operations of the Spreads Business.

3.	Selling, general and administrative expenses

Included within selling, general and administration costs for the year ended 31 December 2011 is depreciation of £2.5m (six months ended 30 June 2012: £1.1m; six months ended 30 June 2011: £1.2m).

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

4. Tangible fixed assets

	Freehold and leasehold land and buildings	Office equipment and hardware	Assets under construction	Total
	£m	£m	£m	£m
Cost
As at 1 January 2011	11.5	36.8	3.1	51.4
Additions	0.5	1.2	0.6	2.3
As at 31 December 2011	12.0	38.0	3.7	53.7
Additions (unaudited)	0.2	3.5	0.4	4.1
As at 30 June 2012 (unaudited)	12.2	41.5	4.1	57.8

Accumulated depreciation
As at 1 January 2011	(2.9)	(17.8)	—	(20.7)
Charge for the year	(0.1)	(2.4)	—	(2.5)
As at 31 December 2011	(3.0)	(20.2)	—	(23.2)
Charge for the six months (unaudited)	(0.1)	(1.9)	—	(2.0)
At 30 June 2012 (unaudited)	(3.1)	(22.1)	—	(25.2)

Net book value
As at 31 December 2011	9.0	17.8	3.7	30.5

As at 30 June 2012 (unaudited)	9.1	19.4	4.1	32.6

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

5. Intangible assets

	Brands	Customer Relationships	Total
	£m	£m	£m
Cost
As at 1 January 2011	36.6	14.3	50.9
Additions	0.0	0.0	0.0
As at 31 December 2011	36.6	14.3	50.9
Additions (unaudited)	0.0	0.0	0.0
As at 30 June 2012 (unaudited)	36.6	14.3	50.9

Accumulated amortisation
As at 1 January 2011	(8.0)	(7.8)	(15.8)
Charge for the year	(1.8)	(2.0)	(3.8)
As at 31 December 2011	(9.8)	(9.8)	(19.6)
Charge for the six months (unaudited)	(0.9)	(1.0)	(1.9)
As at 30 June 2012 (unaudited)	(10.7)	(10.8)	(21.5)

Net book value
As at 31 December 2011	26.8	4.5	31.3

As at 30 June 2012 (unaudited)	25.9	3.5	29.4

Key assumptions

The key assumptions for calculating value in use are those relating to the cash flows, long-term growth rate and discount rate.

Cash flow assumptions

The cash flows used in the value in use calculation are pre-tax cash flows based on the latest approved management forecasts in respect of the following four years. Assumptions regarding these future cash flows are based upon actual results in prior periods adjusted for expected developments in the following years with reference to market conditions and reasonable management expectations for the businesses. All income and costs are taken into account and an estimate of capital expenditure required to maintain these cash flows is also made.

Long term growth rate assumptions

The four-year management forecasts are extrapolated in perpetuity using growth assumptions relevant for the business sector. After the discrete forecast period, the growth rate applied into perpetuity is 2.25% (2010: 2.25%) and is not considered to be higher than the average long-term industry growth rate.

Histon Sweet Spreads and Jellies Business
Notes to Combined Financial Statements (continued)

Discount rate

The discount rate applied to the cash flows is calculated using a weighted average cost of capital which would be anticipated for a market participant investing in a similar business. The impact of the current economic climate is considered in determining the appropriate discount rate to use in impairment testing. At 31 December 2011, the rate used to discount the forecasted cash flows has been determined to be 12.1% (2010: 12.3%).

6. Inventories

	As of 30 June 2012	As of 31 December 2011
	£m	£m
	(unaudited)

Raw materials and spares	6.0	6.0
Work in progress	0.3	0.3
Finished goods	10.0	9.5
	16.3	15.8

7. Related party transactions

The costs incurred by Premier's head office for services such as group insurance, legal, finance, human resources and the executive management functions have not been allocated to the Spreads Business. Such costs were not historically allocated to individual businesses and are not directly associated with the revenue generating operations of the Spreads Business.

Remuneration of key management personnel

The Spreads Business operates as part of the Grocery Segment within Premier and was not historically managed on a stand-alone basis. As a result, there were no key management personnel identified for the Spreads Business.

Cost of Sales

Premier and its affiliates supply the Spreads Business with inventory. These transactions have been recorded at the actual manufacturing cost to Premier. Amounts of £4.2m, £2.4m and £1.9m are included in Cost of Sales in the Combined Statements of Net Revenue and Direct Operating Expenses for these transactions for the year ended 31 December 2011, and the six months ended 30 June 2012 and 2011, respectively.